EXHIBIT 99.1
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[PARAGON TECHNOLOGIES, INC. LOGO]                                           NEWS
--------------------------------------------------------------------------------



FOR:          IMMEDIATE RELEASE

CONTACTS:     Len Yurkovic, Acting CEO
              610-252-3205
              610-252-3102 (Fax)
              www.ptgamex.com
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                PARAGON TECHNOLOGIES REPORTS 2008 FOURTH QUARTER
                              AND YEAR-END RESULTS
                                    - - - - -

EASTON, PA -- March 17, 2009 -- Paragon Technologies, Inc. (NYSE Alternext US:PTG), a leading supplier of "smart" material handling systems and "software-driven" warehouse and distribution center solutions, today announced results for the fourth quarter and year ended December 31, 2008.

During the fourth quarter ended December 31, 2008, the Company had a net loss of $83,000 or $.04 loss per share on sales of $3.8 million, compared to a net loss of $58,000 or $.02 loss per share on sales of $4.5 million during the fourth quarter ended December 31, 2007.

During the year ended December 31, 2008, the Company had a net loss of $687,000 or $.28 loss per share on sales of $16.7 million, compared to net income of $341,000 or $.12 earnings per share on sales of $21.4 million during the year ended December 31, 2007.

The net loss for the year ended December 31, 2008 was primarily the result of a decline in sales attributable to the economic slowdown along with the establishment of a valuation allowance applied against net deferred tax assets, a provision related to an allowance for doubtful accounts associated with a possible uncollectible receivable, and severance costs pertaining to the reduction of employees.

During the year ended December 31, 2008, the Company repurchased 980,463 shares of common stock at a weighted average cost, including brokerage fees, of $4.66 per share. As of December 31, 2008, $3,316,668 remained available for repurchases from the $22,000,000 stock repurchase program.




                                     [MORE]

We Build Productivity                                          [SI SYSTEMS LOGO]
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      PARAGON TECHNOLOGIES, INC. o 600 Kuebler Road o Easton, PA 18040-9201
                        o 610.252.3205 o Fax 610.252.3102
                                 www.ptgamex.com
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[PARAGON TECHNOLOGIES, INC. LOGO]                                         Page 2
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Len Yurkovic, Acting CEO of Paragon Technologies, commented, "We are disappointed in our fourth quarter and year-end results as the sluggish economy continues to impact our business and cause our customers to delay projects. Despite the decline in sales, we continue to maintain a strong focus on improving gross profit margins and reducing expenses. With this in mind, as part of a cost-reduction initiative, we recently reduced our workforce by approximately 10%. We expect to be on track once economic conditions improve."

Paragon's SI Systems' branded technologies drive productivity at Fortune 1000 companies and the United States Government.



About Paragon Technologies

Paragon Technologies is a leader in integrating material handling systems and creating automated solutions for material flow applications. SI Systems' branded technologies and material handling solutions address unit assembly in manufacturing operations and order fulfillment applications. One of the top material handling systems suppliers worldwide, SI Systems leading clients have included the United States Postal Service, BMG, Peterbilt, Honda, and Maybelline.


                                     * * *




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Cautionary Statement. Certain statements contained herein are not based on historical fact and are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and the Securities and Exchange Commission rules, regulations and releases. Paragon intends that such forward-looking statements be subject to the safe harbors created hereby. Among other things, the forward-looking statements regard Paragon's earnings, liquidity, financial condition, review of strategic alternatives, and other matters. Words or phrases denoting the anticipated results of future events, such as "anticipate," "does not anticipate," "should help to," "believe," "estimate," "is positioned," "expects," "may," "will," "is expected," "should," "continue," and similar expressions that denote uncertainty, are intended to identify such forward-looking statements. Paragon's actual results, performance, or achievements could differ materially from the results expressed in, or implied by, such "forward-looking statements:" (1) as a result of factors over which Paragon has no control, including the strength of domestic and foreign economies, sales growth, competition, and certain cost increases; and (2) if the factors on which Paragon's conclusions are based do not conform to its expectations. The forward-looking statements contained in this press release may become outdated over time. Paragon does not assume any responsibility for updating any forward-looking statements. Furthermore, achievement of the objectives of the Company is subject to certain risks, including, but not limited to, those risks outlined in Paragon's filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2007 and the most recent quarterly report on Form 10-Q for the quarter ended September 30, 2008.


     This press release and prior releases are available at www.ptgamex.com.
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[PARAGON TECHNOLOGIES, INC. LOGO]                                         Page 3
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
                                          Paragon Technologies, Inc.
                                        Summary Financial Information
                            Selected Financial Data -- Balance Sheets (UNAUDITED)
                                  (In Thousands, Except Ratio Information)
-----------------------------------------------------------------------------------------------------------
                                                       December 31, 2008               December 31, 2007
-----------------------------------------------------------------------------------------------------------
Cash and cash equivalents..................               $    5,615                           12,104
Short-term investments.....................                        -                              200
                                                    ------------------------          ---------------------
   Total cash and cash equivalents
     and short-term investments............               $    5,615                           12,304
                                                    ------------------------          ---------------------
Trade receivables, net.....................               $    2,627                            2,640
Inventories................................               $      705                              859
Current assets.............................               $   10,331                           17,842
Current liabilities........................                    3,356                            5,802
                                                    ------------------------          ---------------------
   Working capital.........................               $    6,975                           12,040
                                                    ------------------------          ---------------------
Current ratio..............................                    3.08                             3.08
Total assets...............................               $   10,618                           18,316
Total stockholders' equity.................               $    7,005                           12,253
-----------------------------------------------------------------------------------------------------------

                                          Paragon Technologies, Inc.
                                         Summary Financial Information
                        Selected Financial Data -- Statements of Operations (UNAUDITED)
                                 (In Thousands, Except Per Share Information)
-----------------------------------------------------------------------------------------------------------
                                               Fourth Quarter Ended                   Year Ended
                                                   December 31,                      December 31,
                                           ------------------------------    ------------------------------
                                               2008             2007             2008             2007
                                           -------------    -------------    -------------    -------------
Net sales.............................      $   3,817           4,524           16,700           21,448
                                           =============    =============    =============    =============

Loss before income taxes..............      $     (88)           (176)            (234)             (92)
Income tax expense (benefit)..........             (5)           (118)             453             (433)
                                           -------------    -------------    -------------    -------------
Net income (loss).....................      $     (83)            (58)            (687)             341
                                           =============    =============    =============    =============

Basic earnings (loss) per share.......      $    (.04)           (.02)            (.28)             .12
                                           =============    =============    =============    =============

Diluted earnings (loss) per share.....      $    (.04)           (.02)            (.28)             .12
                                           =============    =============    =============    =============
-----------------------------------------------------------------------------------------------------------

                                          Paragon Technologies, Inc.
                                     Supplemental Financial Information
                          Reconciliation of Net Income (Loss) to EBITDA (UNAUDITED)
                                               (In Thousands)
-----------------------------------------------------------------------------------------------------------
                                                Fourth Quarter Ended                   Year Ended
                                                    December 31,                      December 31,
                                           ------------------------------    ------------------------------
                                               2008             2007             2008             2007
                                           -------------    -------------    -------------    -------------
Net income (loss)......................     $     (83)            (58)            (687)             341
Add:   Income tax expense (benefit)....            (5)           (118)             453             (433)
                                           -------------    -------------    -------------    -------------
Loss before income taxes...............           (88)           (176)            (234)             (92)
Add:   Interest expense................             1               -                1                1
Add:   Depreciation and
         amortization expense..........            35              27              129              109
                                            -------------    -------------    -------------    -------------
EBITDA                                      $     (52)           (149)            (104)              18
                                            =============    =============    =============    =============
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